                                                                    EXHIBIT 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended December 31, 2003
                    for Distribution Date of January 20, 2004

COLLECTIONS

                                                                                                                    DOLLARS

Payments received                                                                                           BA1   50,935,208.95
      Plus / (Less) :
             Net Servicer Advances                                                                          BA2       (8,572.11)
             Investment Earnings on funds in the Collection Account                                        CAa1       46,311.72
                                                                                                                  -------------
Total Funds Available for Distribution                                                                            50,972,948.56
                                                                                                                  =============

DISTRIBUTIONS

      Servicing Fee                                                                   CF1   1,303,598.00
      Trustee and Other Fees                                                          CG1       4,002.22
                                                                                            ------------

Total Fee Distribution                                                                                             1,307,600.22

      Note Interest Distribution Amount - Class A-1                       43,813.75
      Note Interest Distribution Amount - Class A-2                      320,100.00
      Note Interest Distribution Amount - Class A-3                      579,333.33
      Note Interest Distribution Amount - Class A-4                      600,491.67
                                                                      -------------
                                                                       1,543,738.75

      Note Principal Distribution Amount - Class A-1                  43,166,251.28
      Note Principal Distribution Amount - Class A-2                   4,521,420.81
      Note Principal Distribution Amount - Class A-3                           0.00
      Note Principal Distribution Amount - Class A-4                           0.00
                                                                      -------------
                                                                      47,687,672.09

Total Class A Interest and Principal Distribution                                                                 49,231,410.84

      Note Interest Distribution Amount - Class B-1                      131,750.00
      Note Principal Distribution Amount - Class B-1                           0.00
                                                                      -------------

Total Class B Interest and Principal Distribution                                                                    131,750.00

      Note Interest Distribution Amount - Class C-1                      171,562.50
      Note Principal Distribution Amount - Class C-1                           0.00
                                                                      -------------

Total Class C Interest and Principal Distribution                                                                    171,562.50

      Note Interest Distribution Amount - Class D-1                      130,625.00
      Note Principal Distribution Amount - Class D-1                           0.00
                                                                      -------------

Total Class D Interest and Principal Distribution                                                                    130,625.00

      Spread Account Deposit                                                                                BD1            0.00
                                                                                                                  -------------
Total Distributions                                                                                               50,972,948.56
                                                                                                                  =============

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended December 31, 2003
                    for Distribution Date of January 20, 2004


PORTFOLIO DATA:
                                                                # of loans
   Beginning Aggregate Principal Balance                            82,160                             CQ2     1,251,454,086.75

     Less:    Principal Payments                                              CJ5   (19,018,320.25)
              Full Prepayments                                      (1,512)   CJ6   (16,802,282.40)
              Partial Prepayments                                        -                    0.00
              Liquidations                                            (334)   CJ7    (4,962,581.97)
                                                                                    --------------
                                                                                                                 (40,783,184.62)
                                                                                                               ----------------
   Ending Aggregate Principal Balance                               80,314                             CJ8     1,210,670,902.13
                                                                                                               ================

Ending Outstanding Principal Balance of Notes                                                          BE1     1,152,978,579.19
Overcollateralization Amount                                                                         (1)-(2)      57,692,322.94
Overcollateralization Level                                                                          (3)/(1)               4.77%

OTHER RELATED INFORMATION:

Spread Account:

         Beginning Balance                                                    CQ4     7,500,000.00
           Deposits                                                           BD1             0.00
           Investment Earnings on funds in the Spread Account                CAa2         6,358.06
           Reductions                                                                    (6,358.06)
                                                                                    --------------
         Ending Balance                                                                                            7,500,000.00

         Beginning Initial Deposit                                            CQ4     7,460,771.74
           Repayments                                                         BD3        (6,358.06)
                                                                                    --------------
         Ending Initial Deposit                                                                                    7,454,413.68

Modified Accounts:

         Principal Balance                                                                    0.00%                        0.00
         Scheduled Balance                                                                    0.00%                        0.00

Servicer Advances:

         Beginning Unreimbursed Advances                                      CQ6     1,339,125.18
         Net Advances                                                         BA2        (8,572.11)
                                                                                    --------------
                                                                                                                   1,330,553.07

Net Charge-Off Data:

         Charge-Offs                                                          CM1     8,850,609.10
         Recoveries                                                           CM2    (1,713,505.96)
                                                                                    --------------
         Net Charge-Offs                                                                                           7,137,103.14

Delinquencies ( P&I):                                           # of loans
         30-59 Days                                                  1,424    CE6    17,299,330.01
         60-89 Days                                                    468    CE7     5,719,215.64
         90-119 Days                                                   155    CE8     1,618,636.31
         120 days and over                                               1    CE9        19,692.07

Repossessions                                                          116    CL2     1,064,556.26

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01
of the Sale and Servicing Agreement)                                     0                                                 0.00

Cumulative Charge-Off Percentage                                                                       CN1                 0.48%

WAC                                                                                                    CP1              11.5042%
WAM                                                                                                    CP2               57.113

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended December 31, 2003
                    for Distribution Date of January 20, 2004

                                BEGINNING         NOTE MONTHLY                TOTAL                     REMAINING        TOTAL
            ORIGINAL           OUTSTANDING          PRINCIPAL     PRIOR      PRINCIPAL     CURRENT     OUTSTANDING     PRINCIPAL
           PRINCIPAL            PRINCIPAL         DISTRIBUTABLE PRINCIPAL  DISTRIBUTABLE  PRINCIPAL     PRINCIPAL     AND INTEREST
CLASSES     BALANCE              BALANCE             AMOUNT     CARRYOVER     AMOUNT      CARRYOVER      BALANCE      DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------
  A-1     335,000,000.00 CR1    43,166,251.28 BE2 43,166,251.28    0.00     43,166,251.28    0.00                0.00  43,210,065.03

  A-2     291,000,000.00 CR2   291,000,000.00 BE3  4,521,420.81    0.00      4,521,420.81    0.00      286,478,579.19   4,841,520.81

  A-3     395,000,000.00 CR3   395,000,000.00              0.00    0.00              0.00    0.00      395,000,000.00     579,333.33

  A-4     299,000,000.00 CR4   299,000,000.00              0.00    0.00              0.00    0.00      299,000,000.00     600,491.67

  B-1      63,750,000.00 CR5    63,750,000.00              0.00    0.00              0.00    0.00       63,750,000.00     131,750.00

  C-1      67,500,000.00 CR6    67,500,000.00              0.00    0.00              0.00    0.00       67,500,000.00     171,562.50

  D-1      41,250,000.00 CR7    41,250,000.00              0.00    0.00              0.00    0.00       41,250,000.00     130,625.00

====================================================================================================================================
TOTAL   1,492,500,000.00     1,200,666,251.28     47,687,672.09    0.00     47,687,672.09    0.00    1,152,978,579.19  49,665,348.34
====================================================================================================================================

                              NOTE MONTHLY                      TOTAL
                                INTEREST         PRIOR         INTEREST        INTEREST      DEFICIENCY    POLICY
  NOTE     INTEREST           DISTRIBUTABLE    INTEREST     DISTRIBUTABLE    DISTRIBUTION      CLAIM       CLAIM
CLASSES      RATE                AMOUNT        CARRYOVER        AMOUNT          AMOUNT         AMOUNT      AMOUNT
-----------------------------------------------------------------------------------------------------------------
  A-1      1.26000%    BB1        43,813.75       0.00          43,813.75       43,813.75       0.00       0.00

  A-2      1.32000%    BB2       320,100.00       0.00         320,100.00      320,100.00       0.00       0.00

  A-3      1.76000%    BB3       579,333.33       0.00         579,333.33      579,333.33       0.00       0.00

  A-4      2.41000%    BB4       600,491.67       0.00         600,491.67      600,491.67       0.00       0.00

  B-1      2.48000%    BC1       131,750.00       0.00         131,750.00      131,750.00       0.00       0.00

  C-1      3.05000%    BC2       171,562.50       0.00         171,562.50      171,562.50       0.00       0.00

  D-1      3.80000%    BC3       130,625.00       0.00         130,625.00      130,625.00       0.00       0.00
-----------------------------------------------------------------------------------------------------------------
TOTAL                          1,977,676.25       0.00       1,977,676.25    1,977,676.25       0.00       0.00
=================================================================================================================

                        WFS FINANCIAL 2003-2 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended December 31, 2003
                    for Distribution Date of January 20, 2004

Detailed Reporting

           See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of December 31, 2003 and were performed in conformity with the Sale and Servicing Agreement dated May 1, 2003.

                                            ____________________________________
                                            Lori Bice
                                            Assistant Vice President
                                            Director Technical Accounting

                                            ____________________________________
                                            Susan Tyner
                                            Vice President
                                            Assistant Controller